Form 10-K, Exhibit 13
period 2006-12-31
World Monitor Trust III - Series I
filed 2007-04-02
CIK 1345990

WORLD MONITOR TRUST III — SERIES I

ANNUAL REPORT

December 31, 2006

WORLD MONITOR TRUST III — SERIES I

The financial statements are comprised of Section I, containing the financial statements of World Monitor Trust III — Series I as of December 31, 2006 and 2005, and for the year ended December 31, 2006 and the period December 1, 2005 (commencement of operations) to December 31, 2005 and Section II, containing the Financial statements of WMT III Series I/J Trading Vehicle LLC as of December 31, 2006 and 2005 and for the year ended December 31, 2006 and the period December 1, 2005 (commencement of operations) to December 31, 2005.

Series I

PAGES
Report of Independent Registered Public Accounting Firm – Deloitte & Touche LLP	1

Financial Statements

Statements of Financial Condition	2

Statements of Operations	3

Statements of Changes in Unitholders’ Capital	4

Notes to Financial Statements	5-12

Series II

Financial statements of WMT III Series I/J Trading Vehicle LLC as of December 31, 2006 and 2005 and for the year ended December 31, 2006 and the period December 1, 2005 (commencement of operations) to December 31, 2005.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Managing Owner and Unitholders of

World Monitor Trust III – Series I

We have audited the accompanying statement of financial condition of World Monitor Trust III – Series I (the “Series”) as of December 31, 2006 and 2005, and the related statements of operations and changes in unitholders’ capital for the year ended December 31, 2006 and the period December 1, 2005 (commencement of operations) to December 31, 2005. These financial statements are the responsibility of the Series management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of World Monitor Trust III – Series I at December 31, 2006 and 2005, and the results of its operations and changes in its unitholders’ capital for the year ended December 31, 2006 and the period December 1, 2005 (commencement of operations) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

March 28, 2007

WORLD MONITOR TRUST III – SERIES I

STATEMENTS OF FINANCIAL CONDITION

December 31, 2006 and 2005

	2006	2005
ASSETS
Cash	$99,069	$121
Investment in WMT III Series I/J Trading Vehicle LLC (99.04% and 100.57% of net asset value, respectively)	261,165	509,108
Accounts receivable—net	4,980	0

Total assets	$365,214	$509,229

LIABILITIES
Accrued expenses	$1,516	$1,234
Service fee payable	0	875
Sales commission payable	0	437
Management fee payable	0	219
Offering costs payable	0	219
Subscriptions received in advance	100,000	0

Total liabilities	101,516	2,984

UNITHOLDERS' CAPITAL
Class I Units:
Unitholders—2,368 and 5,000 units outstanding at December 31, 2006 and 2005, respectively.	235,346	482,138
Managing Owners Interests—285 and 250 units outstanding at December 31, 2006 and 2005, respectively.	28,352	24,107

Total unitholders' capital	263,698	506,245

Total liabilities and unitholders' capital	$365,214	$509,229

NET ASSET VALUE PER UNIT
Class I	$99.40	$96.43

See accompanying notes.

WORLD MONITOR TRUST III – SERIES I

STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2006 and

the Period December 1, 2005 (commencement of operations) to December 31, 2005

	2006	2005
NET GAIN(LOSS) ALLOCATED FROM WMT III SERIES I/J TRADING VEHICLE LLC:
REVENUES
Realized	$(30,638)	$(9,975)
Change in unrealized	49,065	(4,756)
Interest income	18,358	1,660

Total revenues/(losses)	36,785	(13,071)

EXPENSES
Brokerage commissions	3,542	580
Advisor management fee	8,681	850
Advisor incentive fee	5,617	0
Operating expenses	1,450	1,391

Total expenses	19,290	2,821

NET GAIN(LOSS) ALLOCATED FROM WMT III SERIES I/J TRADING VEHICLE LLC	17,495	(15,892)

NET LOSS FROM SERIES OPERATIONS:
REVENUES
Interest income	1,503	121

EXPENSES
Management fee	2,152	219
Service fee	8,607	875
Sales commission	4,303	437
Operating expenses	4,929	1,234

Total expenses	19,991	2,765

NET (LOSS) FROM SERIES OPERATIONS	(18,488)	(2,644)

NET (LOSS)	$(993)	$(18,536)

NET (LOSS) PER WEIGHTED AVERAGE UNITHOLDER AND MANAGING OWNER UNIT
Net (loss) per weighted average Unitholder and Managing Owner Unit	$(0.23)	$(3.53)

Weighted average number of Units outstanding	4,281	5,250

See accompanying notes.

WORLD MONITOR TRUST III — SERIES I

STATEMENTS OF CHANGES IN UNITHOLDERS’ CAPITAL

For the Year Ended December 31, 2006 and the Period December 1, 2005 (commencement of operations) to December 31, 2005

	Class I				Total
	Unitholders		Managing Owner Interests
	Units	Amount	Units	Amount	Units	Amount
Unitholders’ capital at December 31, 2004	0	$—	10	$1,000	10	$1,000
Additions	5,000	500,000	240	24,000	5,240	524,000
Net (Loss)	—	(17,653)	—	(883)	—	(18,536)
Offering costs	—	(209)	—	(10)	—	(219)

Unitholders’ capital at December 31, 2005	5,000	482,138	250	24,107	5,250	506,245
Additions	2,168	205,000	35	3,300	2,203	208,300
Redemptions	(4,790)	(446,722)	—	—	(4,790)	(446,722)
Exchanges	(10)	(933)	—	—	(10)	(933)
Net (loss)	—	(2,033)	—	1,040	—	(993)
Offering costs	—	(2,104)	—	(95)	—	(2,199)

Unitholders’ capital at December 31, 2006	2,368	$235,346	285	$28,352	2,653	$263,698

See accompanying notes.

WORLD MONITOR TRUST III — SERIES I

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

Each Series is initially divided into two classes: Class I Units and Class II Units. The Class I, and Class II Units are identical except for the applicable service fee charged to each Class. As of December 31, 2006, Class II Units have not been issued.

Effective December 1, 2005, Series I allocated its net assets to WMT III Series I/J Trading Vehicle LLC, (the “Trading Vehicle”) and received a Voting Membership Interest in the Trading Vehicle. The Trading Vehicle was formed to function as an aggregate trading vehicle. The sole members of the Trading Vehicle are Series I and Series J. Preferred Investment Solutions Corp. is the Managing Owner of all Series and has been delegated administrative authority over the operations of the Trading Vehicle. The Trading Vehicle engages in the speculative trading of futures contracts and options on futures contracts. The financial statements of the Trading Vehicle, including the condensed schedule of investments, are included in Section II of these financial statements and should be read in conjunction with Series I’s financial statements.

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

WORLD MONITOR TRUST III — SERIES I

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

Redemptions are permitted on a monthly basis. Class I Units redeemed prior to the first anniversary of their purchase will be subject to a redemption charge of up to 2% of the net asset value per Unit at which they were redeemed. Redemption fees are paid to the Selling Agent, Kenmar Securities, Inc., an affiliate of the Managing Owner.

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

WORLD MONITOR TRUST III — SERIES I

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A.	Basis of Accounting (Continued)

Series I has elected not to provide a Statement of Cash Flows as permitted by Statement of Financial Accounting Standards No. 102, “Statement of Cash Flows — Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.”

Consistent with standard business practices in the normal course of business, Series I has provided general indemnifications to the Managing Owner and others when they act, in good faith, in the best interests of Series I. Series I is unable to develop an estimate of the maximum potential amount of future payments that could potentially result from any hypothetical future claim, but expects the risk of having to make any payments under these general business indemnifications to be remote.

The SEC Staff Accounting Bulletin 108 (“SAB 108”), “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements”, which provides guidance on quantifying and evaluating the materiality of unrecorded misstatements. It is effective for the first annual period ending after November 15, 2006. Preferred as Managing Owner of Series I has evaluated the impact, if any, the implementation of SAB 108 may have on its financial statements. In Preferred’s opinion, no material unrecorded misstatements are in existence as of December 31, 2006 that would require a cumulative effect adjustment to the financial statements.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that Series I recognize in its financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. Preferred as Managing Owner of Series I has evaluated the impact of adopting FIN 48 on Series I’s financial statements. In Preferred’s opinion as of December 31, 2006, FIN 48 has no material impact on Series I, as Series I’s tax position is based on established tax precedence for the tax treatment of investment partnerships as flow through tax entities.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. Series I is currently evaluating the impact of adopting SFAS No. 157 on its financial statements. At this time, the impact to Series I’s financial statements has not been determined.

Cash represents amounts deposited with clearing brokers and banks, a portion of which are restricted for purposes of meeting margin requirements, which typically range from 0% to 35% of the notional amounts of the derivatives traded. Series I receives interest on all cash balances held by the clearing brokers at prevailing rates.

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

WORLD MONITOR TRUST III — SERIES I

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

C.	Investment in WMT III Series I/J Trading Vehicle LLC

The investment in the Trading Vehicle is reported in Series I’s statement of financial condition at fair value. Fair value ordinarily is the value determined for the Trading Vehicle in accordance with the Trading Vehicle’s valuation policies and reported at the time of Series I’s valuation by the management of the Trading Vehicle. Generally, the fair value of Series I’s investment in the Trading Vehicle represents the amount that Series I could reasonably expect to receive from the Trading Vehicle if Series I’s investment were redeemed at the time of valuation, based on information available at the time the valuation was made and that Series I believes to be reliable. Series I records its proportionate share of each item of income and expense from its investment in the Trading Vehicle in the statement of operations.

The accounting policies, including valuation policies, of the Trading Vehicle are contained in the notes to the Trading Vehicle’s financial statements included in Section II of these financial statements.

D.	Profit and Loss Allocations and Distributions

Income and expenses (excluding the service fee) are allocated to the Class I Units monthly based on the units outstanding during the month. Class I Units are charged with the service fee applicable to such units. Distributions (other than redemptions of units) may be made at the sole discretion of the Managing Owner on a pro rata basis in accordance with the respective capital balances of the unitholders. The Managing Owner has not and does not presently intend to make any distributions.

E.	Offering Costs

Initial offering costs (exclusive of the initial selling fee), totaling $1,450,801, were advanced by the Managing Owner. Such initial offering expenses will be reimbursed by the Series, without interest, in 36 monthly payments during each of the first 36 months of the continuous offering period. The amount of initial offering costs that each Series will reimburse the Managing Owner each month is based on each Series percentage of total Trust net asset value at the beginning of each month. In no event shall the Managing Owner be entitled to reimbursement for such expenses in an aggregate amount in excess of 2.5% of the aggregate amount of all subscriptions accepted by the Trust during the Initial Offering Period and the first 36 months of the continuous offering period.

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

In no event shall the amount of any payment in any month for reimbursement of initial and ongoing offering costs exceed 0.50% per annum of the Net Asset Value of the Series as of the beginning of such month. The amount of monthly reimbursement due to the Managing Owner is charged directly to unitholders’ capital. During the period December 1, 2005 (commencement of operations) to December 31, 2005 and the period January 1, 2006 to December 31, 2006, Series I’s calculated offering costs reimbursement exceeded 0.50% per annum of the Net Asset Value of Series I. Series I was only liable for the amount up to the 0.50% per annum limitation.

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

WORLD MONITOR TRUST III — SERIES I

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

F.	Interest Income

During the period December 1, 2005 (commencement of operations) to December 31, 2005, interest income included interest earned on subscription monies held in escrow prior to December 1, 2005, in addition to interest income earned in the Trading Vehicle and in Series I. During the period ended December 31, 2006, interest income consisted of interest earned in the Trading Vehicle and in Series I.

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

Note 4. SERVICE FEES AND SALES COMMISSIONS

Series I pays a service fee with respect to Class I Units, monthly in arrears, equal to  1/12 of 2% (2% per annum) of the Net Asset Value per unit of the outstanding Class I Units as of the beginning of the month. The service fee is paid directly by Series I to the Selling Agent, Kenmar Securities, Inc., an affiliate of the Managing Owner. The Selling Agent is responsible for paying all commissions owing to the correspondent selling agents, who are entitled to receive from the Selling Agent an initial commission equal to 2% of the initial Net Asset Value per Unit of each Class I Unit sold by them, payable on the date such Class I Units are purchased. Commencing with the 13th month after the purchase of a Class I Unit, the correspondent selling agent receives an ongoing monthly commission equal to  1/12th of 2% (2% per annum) of the Net Asset Value per Class I Unit as of the beginning of each month of the Class I Units sold by them.

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

Note 6. OPERATING EXPENSES

Operating expenses of Series I are paid for by Series I. However, during the period December 1, 2005 (commencement of operations) to December 31, 2005, the Managing Owner has paid $19,341 of operating expenses on behalf of Series I. For the period January 1, 2006 to December 31, 2006 the Managing Owner has agreed to pay $49,508 of operating expenses on behalf of Series I.

WORLD MONITOR TRUST III — SERIES I

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 7. INVESTMENT IN WMT III SERIES I/J TRADING VEHICLE LLC

Series I invests a substantial portion of its assets in the Trading Vehicle. Series I’s investments in the Trading Vehicle represents approximately 1.08 % and 4.83% of the net asset value of the Trading Vehicle at December 31, 2006 and 2005, respectively. The investment in the Trading Vehicle is subject to the Organization Agreement of the Trading Vehicle.

Summarized information for this investment is as follows:

	Net Asset Value December 1, 2005	Investments	(Loss)	Net Asset Value December 31, 2005	Investments	Redemptions	Gain	Net Asset Value December 31, 2006
WMT III Series I/J Trading Vehicle LLC	$0	$525,000	$(15,892)	$509,108	$209,705	$(475,143)	$17,495	$261,165

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

WORLD MONITOR TRUST III — SERIES I

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 9. FINANCIAL HIGHLIGHTS

The following information presents per unit operating performance data and other supplemental financial data for year ended December 31, 2006 and the period December 1, 2005 (commencement of operations) to December 31, 2005. This information has been derived from information presented in the financial statements.

Class I	2006 (6)	2005 (7)
Per Unit Performance
(for a unit outstanding throughout the entire period)

Net asset value per unit, beginning of the year/period	$96.43	$100.00

Gain (loss) from operations: (3)
Net realized and change in unrealized gain (loss) (1)	8.02	(2.81)
Interest income (1)	4.64	0.34
Expenses (1)	(9.18)	(1.06)

Total gain (loss) from operations	3.48	(3.53)

Offering costs (1)	(0.51)	(0.04)

Net increase (decrease) for the year/period	2.97	(3.57)

Net asset value per unit, end of the year/period	$99.40	$96.43

Total Return (5)
Total return before incentive fee	4.48%	(3.57)%
Incentive fee	(1.40)%	0.00%

Total return after incentive fee	3.08%	(3.57)%

Supplemental Data
Ratios to average net asset value: (3), (8)
Net investment (loss) before incentive fee (2)	(3.44)%	(8.70)%
Incentive fee (5)	(1.40)%	0.00%

Net investment (loss) after incentive fee	(4.84)%	(8.70)%

Interest income	4.95%	4.07%

Incentive fees (5)	1.40%	0.00%

Other expenses (4)	8.38%	12.77%

Total expenses	9.78%	12.77%

Total returns are calculated based on the change in value of a unit during the period. An individual unitholders’ total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

(1)

Net realized and change in unrealized gain (loss) per unit, interest income per unit, expenses per unit and offering costs per unit are calculated by dividing net realized and change in unrealized gain (loss), interest income, expenses and offering costs by the weighted average number of units outstanding during the period. Net realized gain (loss) and change in net unrealized gain (loss) is a balancing amount necessary to reconcile the change in net asset value per interest with the other per interest information.

(2)	Represents interest income less total expenses (exclusive of incentive fees). All components of the net investment loss ratio have been annualized.
(3)	Includes Series I’s proportionate share of income and expenses from WMT III Series I/J Trading Vehicle LLC.
(4)	All components of the other expenses ratio have been annualized.
(5)	Not annualized.
(6)	For the year ended December 31, 2006.
(7)	For the period December 1, 2005 to December 31, 2005.

WORLD MONITOR TRUST III — SERIES I

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 9. FINANCIAL HIGHLIGHTS (CONTINUED)

(8)	If the Trust had borne all its expenses that were reimbursed or waived by the Managing Owner, the annualized expense and net investment loss ratios would be as follows:

	Class I 2006	Class I 2005
Expense Ratio	22.11%	16.45%

Net investment loss before incentive fee	(15.77)%	(12.38)%
Incentive Fee	(1.40)%	0.00%

Net investment loss after incentive fee	(17.17)%	(12.38)%

SECTION II

WMT III SERIES I/J TRADING VEHICLE LLC

ANNUAL REPORT

December 31, 2006

WMT III SERIES I/J TRADING VEHICLE LLC

TABLE OF CONTENTS

PAGES
Report of Independent Registered Public Accounting Firm	1

Financial Statements

Statements of Financial Condition	2

Condensed Schedules of Investments	3

Statements of Operations	4

Statements of Changes in Members’ Capital (Net Asset Value)	5

Notes to Financial Statements	6 – 11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Managing Owner and Members of

World Monitor Trust III Series I/J Trading Vehicle LLC

We have audited the accompanying statements of financial condition, including the condensed schedules of investments, of World Monitor Trust III Series I/J Trading Vehicle LLC (the “Trust”) as of December 31, 2006 and 2005, and the related statements of operations and changes in members’ capital for the year ended December 31, 2006 and the period December 1, 2005 (commencement of operations) to December 31, 2005. These financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of World Monitor Trust III Series I/J Trading Vehicle LLC at December 31, 2006 and 2005, and the results of its operations and changes in its members’ capital for the year ended December 31, 2006 and the period December 1, 2005 (commencement of operations) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

March 28, 2007

WMT III SERIES I/J TRADING VEHICLE LLC

STATEMENT OF FINANCIAL CONDITION

December 31, 2006 and 2005

	2006	2005
ASSETS
Cash in commodity trading accounts	$22,775,701	$10,651,193
Net unrealized gain (loss) on open futures contracts	1,593,108	(98,436)
Interest receivable	88,932	33,290

Total assets	$24,457,741	$10,586,047

LIABILITIES
Accrued expenses	$31,981	$28,800
Commissions payable	4,045	2,098
Advisor incentive fee payable	129,513	0
Advisor management fee payable	40,845	17,592

Total liabilities	206,384	48,490

MEMBERS’ CAPITAL
Member I—Class I	261,165	509,108
Member J—Class I	22,894,320	10,028,449
Member J—Class II	1,095,872	0

Total members’ capital (Net Asset Value)	24,251,357	10,537,557

Total liabilities and members’ capital	$24,457,741	$10,586,047

See accompanying notes.

WMT III SERIES I/J TRADING VEHICLE LLC

CONDENSED SCHEDULES OF INVESTMENTS

December 31, 2006 and 2005

	2006		2005
	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss) as a % of Net Asset Value	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss) as a % of Net Asset Value
Long futures contracts:
Commodities	$0	0.00%	$(42,900)	(0.41)%
Currencies	(361,213)	(1.49)%	(48,760)	(0.46)%
Interest rates	0	0.00%	(29,562)	(0.28)%
Metals	97,782	0.40%	69,290	0.66%
Stock indices	582,995	2.41%	(46,504)	(0.44)%

Total long future contracts	319,564	1.32%	(98,436)	(0.93)%

Short futures contracts:
Currencies	335,930	1.38%	0	0.00%
Energy	310,563	1.28%	0	0.00%
Interest rates	926,304	3.82%	0	0.00%
Metals	(299,253)	(1.23)%	0	0.00%

Total short future contracts	1,273,544	5.25%	0	0.00%

Total futures contracts	$1,593,108	6.57%	$(98,436)	(0.93)%

See accompanying notes.

WMT III SERIES I/J TRADING VEHICLE LLC

STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2006 and the Period December 1, 2005 (commencement of operations) to December 31, 2005

	2006	2005
REVENUES
Realized	$414,806	$(206,454)
Change in unrealized	1,691,544	(98,436)
Interest income	842,504	34,356

Total revenues/(loss)	2,948,854	(270,534)

EXPENSES
Brokerage commissions	167,270	11,998
Advisor incentive fee	267,294	0
Advisor management fee	394,633	17,592
Operating expenses	57,482	28,800

Total expenses	886,679	58,390

Net Gain / (Loss)	$2,062,175	$(328,924)

See accompanying notes.

WMT III SERIES I/J TRADING VEHICLE LLC

STATEMENT OF CHANGES IN MEMBERS’ CAPITAL (NET ASSET VALUE)

For the Year Ended December 31, 2006 and

the Period December 1, 2005 (commencement of operations) to December 31, 2005

	Members’ Capital
	Member I Class I	Member J Class I	Member J Class II	Total
Balance at December 1, 2005 (commencement of operations)	$0	$0	$0	$0
Additions	525,000	10,341,481	0	10,866,481
Redemptions	0	0	0	0
Net (loss)	(15,892)	(313,032)	0	(328,924)

Balance at December 31, 2005	509,108	10,028,449	0	10,537,557
Additions	209,705	13,009,055	1,098,424	14,317,184
Redemptions	(475,143)	(2,134,871)	(55,545)	(2,665,559)
Net gain	17,495	1,991,687	52,993	2,062,175

Balance at December 31, 2006	$261,165	$22,894,320	$1,095,872	$24,251,357

See accompanying notes.

WMT III SERIES I/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS

Note 1. ORGANIZATION

A.	General Description of the Trading Vehicle

WMT III Series I/J Trading Vehicle LLC (the “Trading Vehicle”) is a limited liability company organized under the laws of Delaware on March 10, 2005, which will terminate on December 31, 2054 unless terminated sooner under the provisions of the Organization Agreement. The Trading Vehicle commenced trading operations on December 1, 2005. The Trading Vehicle was formed to engage in the speculative trading of a diversified portfolio of futures contracts and options on futures contracts. Preferred Investment Solutions Corp. (“Preferred”) is the Managing Owner of the Trading Vehicle. The Trading Vehicle currently consists of three members: World Monitor Trust III – Series I, Class I (“Member I”), World Monitor Trust III – Series J, Class I (“Member J-Class I”) and World Monitor Trust III – Series J, Class II (“Member J-Class II) (collectively, the “Members”). Preferred is also the Managing Owner of each of the Members. Upon making the initial capital contribution, each Member received Voting Membership Interests.

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

The SEC Staff Accounting Bulletin 108 (“SAB 108”), “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements”, which provides guidance on quantifying and evaluating the materiality of unrecorded misstatements. It is effective for the first annual period ending after November 15, 2006. Preferred as Managing Owner of the Trading Vehicle has evaluated the impact, if any, the implementation of SAB 108 may have on its financial statements. In Preferred’s opinion, no material unrecorded misstatements are in existence as of December 31, 2006 that would require a cumulative effect adjustment to the financial statements.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that the Trading Vehicle recognize in its financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. Preferred as Managing Owner of the Trading Vehicle has evaluated the impact of adopting FIN 48 on the Trading Vehicle’s financial statements. In Preferred’s opinion as of December 31, 2006, FIN 48 has no material impact on the Trading Vehicle, as the Trading Vehicle’s tax position is based on established tax precedence for the tax treatment of investment partnerships as flow through tax entities.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. Preferred as Managing Owner of the Trading Vehicle is currently evaluating the impact of adopting SFAS No. 157 on its financial statements. At this time, the impact to the Trading Vehicle’s financial statements has not been determined.

B.	Income Taxes

The Trading Vehicle is treated as a partnership for Federal income tax purposes. As such, the Trading Vehicle is not required to provide for, or pay, any Federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the Members. The Trading Vehicle may be subject to other state and local taxes in jurisdictions in which it operates.

WMT III SERIES I/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

C.	Capital Accounts

The Trading Vehicle accounts for additions, allocations of net gain (loss) and redemptions on a per member capital account basis.

The Trading Vehicle allocates profits and losses to its Members monthly on a pro rata basis based on each Member’s pro rata capital in the Trading Vehicle during the month. Distributions (other than redemptions of capital) may be made at the sole discretion of the Members on a pro rata basis in accordance with the Members’ respective capital balances. The Trading Vehicle has not and does not presently intend to make any distributions.

D.	Foreign Currency Transactions

The Trading Vehicle’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than U.S. dollars are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in operations currently.

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

Additionally, the Trading Vehicle pays the Trading Advisor an incentive fee of 20% (the “Incentive Fee”) of “New High Net Trading Profits” (as defined in the Advisory Agreement). The incentive fee accrues monthly and is paid quarterly. The Trading Advisor earned incentive fees of $267,294 and $0 for the year ended December 31, 2006 and the period December 1, 2005 (commencement of operations) to December 31, 2005, respectively.

Note 4. OPERATING EXPENSES

Operating expenses of the Trading Vehicle are paid for by the Trading Vehicle.

Note 5. DEPOSITS WITH BROKER

The Trading Vehicle deposits funds with UBS Securities LLC to act as broker subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of cash with such broker. The Trading Vehicle earns interest income on assets deposited with the broker at competitive rates.

WMT III SERIES I/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 6. ADDITIONS, DISTRIBUTIONS AND REDEMPTIONS

Additional investments in the Trading Vehicle can be made monthly subject to the terms of the Organization Agreement

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

There can be no assurance that any counterparty, clearing member or clearinghouse will meet it’s obligations the Trading Vehicle.

The Managing Owner attempts to minimize both credit and market risks by requiring the Trading Vehicle and its Trading Advisor to abide by various trading limitations and policies. Preferred monitors compliance with these trading limitations and policies, which include, but are not limited to, executing and clearing all trades with creditworthy counterparties; limiting the amount of margin or premium required for any one commodity or all commodities combined; and generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions. Additionally, pursuant to the Advisory Agreement among the Trading Vehicle, Preferred and the Trading Advisor, the Trading Vehicle shall automatically terminate the Advisory Agreement, if the net asset value allocated to the Trading Advisor declines as of the end of any business day by at least 40% from the value at the beginning of any calendar year or since the effective date of the Advisory Agreement. The decline in net asset value is after giving effect for distributions, subscriptions and redemptions.

The Trading Vehicle’s futures commission merchant, in accepting orders for the purchase or sale of domestic futures contracts, is required by Commodity Futures Trading Commission (“CFTC”) regulations to separately account for and segregate as belonging to the Trading Vehicle all assets of the Trading Vehicle relating to domestic futures trading and is not allowed to commingle such assets with its other assets. At December 31, 2006 and 2005, such segregated assets totaled $19,166,403 and $10,679,510, respectively. Part 30.7 of the CFTC regulations also requires the Trading Vehicle’s futures commission merchant to secure assets of the Trading Vehicle related to foreign futures trading which totaled $1,732,473 and $(126,753) at December 31, 2006 and 2005, respectively.

As of December 31, 2006, all open futures contracts mature between January and March 2007.

WMT III SERIES I/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 8. FINANCIAL HIGHLIGHTS

The following information presents the financial highlights of the Trading Vehicle for the year ended December 31, 2006 and the period December 1, 2005 (commencement of operations) to December 31, 2005. This information has been derived from information presented in the financial statements.

	2006	2005
Total Return (1)
Total return before incentive fee	9.49%	(3.03)%
Incentive fee	(1.41)%	0.00%

Total return after incentive fee	8.08%	(3.03)%

Ratios to average net asset value:
Expenses prior to incentive fee	3.27%	6.45	%(2)
Incentive fee (1)	1.41%	0.00%

Total expenses and incentive fee	4.68%	6.45%

Net investment gain (loss) (3)	1.18%	(2.65	)%(2)

Total returns and ratios to average net asset value are calculated for Members’ capital taken as a whole. An individual Member’s total return and ratios may vary from the above return and ratios based on the timing of additions and redemptions. Net realized gain and change in net unrealized gain on commodity transactions is a balancing amount necessary to reconcile the change in net asset value per interest with other per interest information.

(1)	Not annualized.
(2)	Annualized.
(3)	Represents interest income less total expenses (exclusive of incentive fee).